Calculation of Filing Fee Tables
S-3
Ferguson Enterprises Inc. /DE/
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.000% Senior Notes due 2034	457(r)	750,000,000		$ 749,475,000.00	0.0001531	$ 114,744.62
Fees to be Paid	2	Other	Guarantee of 5.000% Senior Notes due 2034	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 749,475,000.00		$ 114,744.62
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 114,744.62
Offering Note
[1]	(1) These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the Registrant's Registration Statement on Form S-3 (File Nos. 333-282398 and 333-282398-01), which was filed on September 30, 2024, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

[2]	(1) These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the Registrant's Registration Statement on Form S-3 (File Nos. 333-282398 and 333-282398-01), which was filed on September 30, 2024, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. (2) Ferguson UK Holdings LTD has fully and unconditionally guaranteed the 5.000% Notes due 2034 issued by Ferguson Enterprises Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantee.